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                       [LETTERHEAD OF BDO SEIDMAN, LLP]


                                                                      EXHIBIT 99


                                  May 3, 1999


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

This letter is written in response to the requirement of Rule 12b-25(c) under the Securities Exchange Act of 1934 and in satisfaction of item (c) of Part II of Form 12b-25.

We are the independent certified public accountants of Video City, Inc. (the "Registrant"). The Registrant has stated in Part III of its filing on Form 12b-25 that it is unable to timely file, without unreasonable effort or expense, its Annual Report on Form 10-K for the period ended January 31, 1999 because our Firm has not yet completed our audit of the financial statements of the Registrant for the period ended January 31, 1999 and is therefore unable to furnish the required opinion on such financial statements.

We hereby advise you that we have read the statements made by the Registrant in
Part III of its filing on Form 12b-25 for the period ended January 31, 1999, and agree with the statements made therein as they relate to accounting and auditing matters.

                                        Very truly yours,

                                        /s/ BDO Seidman, LLP

                                        BDO Seidman, LLP